CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-117115 of Access Integrated Technologies, Inc. on Form SB-2 of our report, dated January 28, 2005 of the FiberSat Global Services, LLC financial statements for the year ended December 31, 2003, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Singer Lewak Greenbaum & Goldstein LLP

Los Angeles, California
March 11, 2005